UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2007

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

During the course of 2007, Golden Eagle International, Inc. (hereafter “we” or “us”) entered into various promissory notes with Golden Eagle Mineral Holding, Inc. (“GEMH”) totaling $936,959.88, including accrued interest, which were due on demand and accrued interest at 8% per annum. On June 27, 2007 GEMH made demand on us for those notes; however, on that date GEMH also agreed to convert its debt into shares of our Series B Contingent Convertible Preferred Stock.

On June 27, 2007 we entered into a Series B Contingent Convertible Preferred Stock Subscription Agreement (“Stock Subscription Agreement”) by which we exchanged our Series B preferred stock for $936,959.88 of our debt, which comprised all of our debt incurred to date with GEMH for the expansion of our pilot operations to production operations on our C Zone gold project in eastern Bolivia and for other general corporate purposes and expenses. The Stock Subscription Agreement is attached as Exhibit 10.1 of Item 9.01 of this Current Report.

Item 1.02 Termination of a Material Definitive Agreement

See, Item 1.01 above, in which our exchange on June 27, 2007 of our Series B preferred stock for debt resulted in the termination of several promissory notes that total the amount of $936,959.88 that we had with GEMH. The Stock Subscription Agreement is attached as Exhibit 10.1 of Item 9.01 of this Current Report.

Item 2.02 Results of Operations and Financial Condition

See, Items 1.01 and 1.02 above, in which our exchange of our Series B preferred stock for debt resulted in the termination of promissory notes that total the amount of $936,959.88 and the reduction on our balance sheet of our debt obligations by that amount.

Section 3 - Securities Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On June 27, 2007, we issued 936,960 shares of our Series B contingent convertible preferred stock to one accredited investor in exchange for its investment of $936,959.88. The following sets forth the information required by Item 701 in connection with that transaction:

(a)    The transaction was completed when a pending loan for $936,959.88 from the one accredited investor, GEMH, was converted to 936,960 shares of our Series B contingent convertible preferred stock on June 27, 2007.

(b)    There was no placement agent or underwriter for the transaction.

(c)    The total offering price was $936,959.88.  No underwriting discounts or commissions were paid.

(d)    We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction, as well as Regulation D.  We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that the accredited investor obtained all information regarding Golden Eagle International, Inc. that it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)    Our Series B contingent convertible preferred stock is convertible for common shares of our stock at the conversion ratio of 250 shares of common stock for every 1 share of Series B contingent convertible preferred.  We have no registration obligation with respect to the shares of Series B contingent convertible preferred stock issued.

(f)    We have previously used the loan proceeds from GEMH, and are using them currently, for the expansion of our pilot operations to production operations on our C Zone gold project in eastern Bolivia and for other general corporate purposes and expenses, and now will reduce the debt on our balance sheet for which we have exchanged our Series B contingent convertible preferred stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	Series B Contingent Convertible Preferred Stock Subscription Agreement for Golden Eagle Mineral Holding, Inc. dated June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of July, 2007.

Golden Eagle International, Inc.

By:	/s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer